UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2019

Synchronoss Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 par value	SNCR	The Nasdaq Stock Market, LLC

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The 2019 annual meeting of stockholders (the “Annual Meeting”) of Synchronoss Technologies, Inc. (the “Company”) was held on June 5, 2019.

(b)
The stockholders (i) elected the Company’s nee for director, (ii) ratified the appointment of Ernst & Young LLP, as the Company’s independent registered accounting firm for fiscal year 2019, (iii) approved the advisory proposal on executive compensation and (iv) approved the amendment and restatement of the Company’s 2015 Equity Incentive Plan. Of the 53,594,541 shares of the Company’s common stock (including 10,713,548 shares of common stock underlying the Company’s outstanding Series A Convertible Participating Perpetual Preferred Stock) entitled to vote at the Annual Meeting, 43,083,825 shares, or approximately 80.4%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

1. Election of Director:

Director	Shares For	Shares Withheld	Broker Non-Votes
Mohan Gyani	33,150,980	280,729	9,652,116

2. Ratification of Ernst & Young LLP:

Shares For:	42,643,374
Shares Against:	387,136
Shares Abstain:	53,315
Broker Non-Votes:	0

3. Advisory Vote on Executive Compensation:

Shares For:	31,937,687
Shares Against:	1,378,490
Shares Abstain:	115,532
Broker Non-Votes:	9,652.116

4. Amendment and Restatement of the Company’s 2015 Equity Incentive Plan:

Shares For:	29,489,845
Shares Against:	3,846,444
Shares Abstain:	95,420
Broker Non-Votes:	9,652.116

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2019	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ David D. Clark
		Name:	David D. Clark
		Title:	Chief Financial Officer